UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 7, 2008

TELOS CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-8443	52-0880974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

19886 Ashburn Road, Ashburn, Virginia	20147-2358
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 724-3800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events

As previously reported in various public filings, the Company is a party to a litigation filed in the Circuit Court of Baltimore City, Maryland, Costa Brava Partnership III, L.P., et. al. v. Telos Corporation, et. al.

On January 7, 2008, the Court granted the Company’s motion to dismiss all shareholder derivative claims with prejudice, Count VI (Breach of Fiduciary Duty by Directors) and Count VII (Breach of Fiduciary Duty by Officers) of the Complaint, filed by Costa Brava Partnership III, L.P. and Wynnefield Partners Small Cap Value, L.P. (“Plaintiffs”). As a result of such dismissal with prejudice, all of the individual current and former directors and officers of the Company who were named as defendants in the litigation were dismissed from the case. As previously reported, Count I (Recovery of Fraudulent Conveyance), Count II (Preliminary and Permanent Injunction) and Count V (Shareholder Oppression) of the Second Amended Complaint were dismissed on March 30, 2006. Count III (Appointment of Receiver) and Count IV (Petition for Dissolution of Corporation) are presently scheduled for trial on April 28, 2008.

Although there can be no assurance as to the ultimate outcome of this litigation, the Company and its directors and officers strenuously deny Plaintiffs’ claims, and will vigorously defend the matter, and will continue to oppose the relief sought.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOS CORPORATION

Date: January 10, 2008	By:	/s/ Michele Nakazawa
Michele Nakazawa
Chief Financial Officer